Exhibit 99.1

NEWS RELEASE

Range Resources Completes 5.0% Senior Subordinated Notes Exchange Offer

FORT WORTH, Texas /Business Wire/ June 19, 2013— Range Resources Corporation (NYSE: RRC) (the “Company”) today announced that it has completed the exchange offer relating to its 5.0% Senior Subordinated Notes due 2023. The Company’s offer to exchange up to $750,000,000 aggregate principal amount of its 5.0% Senior Subordinated Notes due 2023 (the “Old Notes”) that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its 5.0% Senior Subordinated Notes due 2023 that have been registered under the Securities Act, expired at 5:00 p.m., New York City time, on June 18, 2013. On June 19, 2013, the Company completed the exchange offer. The Company received and accepted tenders of 99.995% of the Old Notes that were outstanding.

About Range Resources Corporation (NYSE: RRC) is a leading independent oil and natural gas producer with operations focused in Appalachia and the southwest region of the United States. The Company pursues an organic growth strategy targeting high return, low-cost projects within its large inventory of low risk, development drilling opportunities. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com and www.myrangeresources.com.

Source: Range Resources Corporation

Range Resources Corporation

Investor Contacts:

Rodney Waller, 817-869-4258

Senior Vice President

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David Amend, 817-869-4266

Investor Relations Manager

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Laith Sando, 817-869-4267

Research Manager

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Michael Freeman, 817-869-4264

Financial Analyst

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Media Contact:

Matt Pitzarella, 724-873-3224

Director of Corporate Communications

www.rangeresources.com